As filed with the Securities and Exchange Commission on October 24, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AERIE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	20-3109565
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

135 US Highway 206, Suite 15

Bedminster, New Jersey 07921

(908) 470-4320

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vicente Anido, Jr., PhD

Chief Executive Officer

Aerie Pharmaceuticals, Inc.

135 US Highway 206, Suite 15

Bedminster, New Jersey 07921

Tel. No.: (908) 470-4320

Fax No.: (908) 470-4329

(Name, address, including zip code, and telephone number, including area code, of agent for service)

    Copies to:

Andrew B. Barkan, Esq. Steven G. Scheinfeld, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Tel. No.: (212) 859-8000 Fax No.: (212) 859-4000	Richard J. Rubino Chief Financial Officer Aerie Pharmaceuticals, Inc. 135 US Highway 206, Suite 15 Bedminster, New Jersey 07921 Tel. No.: (908) 470-4320 Fax No.: (908) 470-4329	Glenn R. Pollner, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 Tel. No.: (212) 351-4000 Fax No.: (212) 351-4035

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-191219

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(2)
Common Stock, $0.001 par value per share	1,690,500	$10.00	$16,905,000	$2,177.37

(1)	Represents only the additional number of shares of common stock being registered hereby and includes 220,500 shares that may be purchased by the underwriters upon the exercise of their option to purchase additional shares, if any. Does not include 6,037,500 shares of common stock that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-191219).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price of the additional shares registered hereby.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement relates to the public offering of common stock of Aerie Pharmaceuticals, Inc. contemplated by the Registration Statement on Form S-1 (File No. 333-191219), as amended (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on October 24, 2013. This Registration Statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to increase the number of shares to be offered in the public offering by 1,690,500 shares, including 220,500 shares that may be purchased by the underwriters upon the exercise of their option to purchase additional shares, if any. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedminster, New Jersey, on this 24th day of October, 2013.

AERIE PHARMACEUTICALS, INC.

By:	/s/ Richard J. Rubino
Richard J. Rubino
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer, Chairman of the Board	October 24, 2013
Vicente Anido, Jr., PhD	(Principal Executive Officer)

/s/ Richard J. Rubino	Chief Financial Officer	October 24, 2013
Richard J. Rubino	(Principal Financial Officer and Principal Accounting Officer)

*	Director	October 24, 2013
Gerald D. Cagle, PhD

*	Director	October 24, 2013
Janet L. Conway, PhD

*	Director	October 24, 2013
Geoffrey Duyk, MD, PhD

*	Director	October 24, 2013
Murray A. Goldberg

*	Director	October 24, 2013
David W. Gryska

*	Director	October 24, 2013
Dennis Henner, PhD

*	Director	October 24, 2013
David Mack, PhD

*	Director	October 24, 2013
Anand Mehra, MD

*By:	/s/ Richard J. Rubino
Richard J. Rubino
Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT DESCRIPTION

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Included on the signature page to the Registrant’s Registration Statement on Form S-1 (File no. 333-191219), filed with the Securities and Exchange Commission on September 17, 2013, and incorporated by reference herein.